Exhibit 15.1

中国上海市南京西路1515号静安嘉里中心一座 10层 200040

10/F, Tower 1, Jing An Kerry Centre, 1515 West Nanjing Road, Shanghai 200040, China

电话 Tel: +86 21 6019 2600 传真 Fax: +86 21 6019 3278

电邮 Email: shanghai@tongshang.com 网址 Web: www.tongshang.com

CONSENT LETTER

To	WeRide Inc.

21st Floor, Tower A, Guanzhou Life Science Innovation Center

No. 51, Luoxuan Road, Guangzhou International Biotech Island

Guangzhou 510005

People’s Republic of China

March 25, 2025

Dear Sir/Madam:

We hereby consent to the references to our firm’s name under the headings “Item 3. Key Information - Permissions Required from the PRC Authorities for Our Operations”, “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in Mainland China”, “Item 4. Information on the Company - B. Business Overview - Insurance”, “Item 6. Directors, Senior Management and Employees - Enforceability of Civil Liabilities” and “Item 10. Additional Information - E. Taxation” in WeRide Inc.’s annual report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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[Signature Page]

Yours sincerely,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices

Signature Page to the Consent Letter to WeRide Inc.